Exhibit 99.2

COMTECH TELECOMMUNICATIONS CORP.
DECLARES $0.10 PER SHARE QUARTERLY CASH DIVIDEND

Melville, New York – March 11, 2021 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share, payable on May 21, 2021, to shareholders of record at the close of business on April 21, 2021. The dividend is the Company’s forty-third consecutive quarterly dividend. Future dividends remain subject to compliance with financial covenants under the Company's secured credit facility as well as Board approval.

Comtech Telecommunications Corp. is a leader in the global communications market headquartered in Melville, New York. With a passion for customer success, Comtech designs, produces and markets advanced secure wireless solutions to more than 1,000 customers in more than 100 countries.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL
Media Contacts:
Michael D. Porcelain, President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com
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